Exhibit 99.1

Westlake Announces Proposed Offering of Senior Notes

HOUSTON, June 9, 2020 — Westlake Chemical Corporation (NYSE: WLK) (“Westlake”) announced today the commencement of an underwritten public offering, subject to market and other conditions, of senior unsecured notes (the “Notes”) under its existing shelf registration statement.

The timing of pricing and terms of the Notes are subject to market conditions and other factors. Westlake intends to use a portion of the net proceeds from the proposed public offering of the Notes to fund the purchase in lieu of redemption later this year of three series of tax-exempt revenue bonds (the “Revenue Bonds”) issued by the Louisiana Local Government Environmental Facilities and Community Development Authority (the “Authority”) on behalf of Westlake with an aggregate principal amount of $254,000,000, and, as a result thereof, cancel and retire all $100,000,000 of Westlake’s 6 1/2% Senior Notes due August 1, 2029 (the “2029 Notes”) and all $154,000,000 of Westlake’s 6 1/2% Senior Notes due November 1, 2035 (the “2035 Notes”). Westlake intends to use the remaining net proceeds for general corporate purposes.

The Revenue Bonds consist of (i) $100,000,000 aggregate principal amount of the Authority’s Revenue Bonds (Westlake Chemical Corporation Projects) Series 2009A due August 1, 2029, which are subject to optional redemption at Westlake’s direction at par on or after August 1, 2020, and (ii) $89,000,000 aggregate principal amount of the Authority’s Revenue Bonds (Westlake Chemical Corporation Projects) Series 2010A-1 (GO Zone) due November 1, 2035 and $65,000,000 aggregate principal amount of the Authority’s Revenue Bonds (Westlake Chemical Corporation Projects) Series 2010A-2 (Ike Zone) due November 1, 2035, each series of which is subject to optional redemption at Westlake’s direction at par on or after November 1, 2020. The Revenue Bonds have not been called for redemption, and this press release is not a notice of redemption or an offer to purchase any Revenue Bonds.

Westlake may not consummate the purchase in lieu of redemption of the Revenue Bonds, which is subject to market conditions and other factors, and the closing of the proposed public offering of the Notes is not conditioned upon the consummation of the purchase in lieu of redemption of the Revenue Bonds.

The Notes are being offered and will be sold only pursuant to an effective shelf registration statement that was previously filed with the Securities and Exchange Commission (“SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities (including the Notes or the Revenue Bonds), nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. The offering of the Notes is being made only by means of a prospectus and related prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as active joint book-running managers for the offering of the Notes. BofA Securities, Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and PNC Capital Markets LLC are acting as book-running managers for the offering of the Notes. A copy of the preliminary prospectus supplement and accompanying base prospectus relating to the offering of the Notes may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov or by making a request to: Citigroup Global Markets Inc. at 1-800-831-9146; J.P. Morgan Securities LLC at 1-866-803-9204 or Wells Fargo Securities, LLC at 1-800-645-3751.

About Westlake

Westlake is a global manufacturer and supplier of materials and innovative products that enhance life every day. Headquartered in Houston, we provide the building blocks for vital solutions — from packaging and healthcare products to automotive and consumer goods, to building and construction products.

Forward-Looking Statements

The statements in this press release that are not historical facts, such as statements regarding the proposed public offering of Notes and the use of proceeds therefrom, including the potential purchase in lieu of redemption of the Revenue Bonds, and as a result thereof, the cancellation and retirement of the 2029 Notes and 2035 Notes, and other matters relating to the proposed public offering, are forward-looking statements that are based on current expectations. Although Westlake believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include results of operations, market conditions, capital needs and uses and other risks and uncertainties that are beyond Westlake’s control, including those described in the preliminary prospectus supplement and accompanying base prospectus relating to the offering of the Notes, Westlake’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Westlake’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 and in its other filings with the SEC. Forward-looking statements, like all statements in this press release, speak only as of the date of this press release (unless another date is indicated). Westlake does not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media Inquiries:

Ben Ederington, 713-960-9111

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Investor Inquiries:

Steve Bender, 713-960-9111